UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2019

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

EXPLANATORY NOTE

This Amendment on Form 8-K/A (the “Form 8-K/A”) amends the Current Report on Form 8-K filed by Ashford OAINC Inc. (formerly named Ashford Inc.) (“Old Ashford”), a Maryland corporation, with the Securities and Exchange Commission on March 7, 2018 (as amended, the “Original Form 8-K”).  This Form 8-K/A is being filed solely for the purpose of disclosing the Second Consent, Assumption and Modification Agreement (the “Modification Agreement”) dated November 6, 2019 to the Credit Agreement dated as of March 1, 2018 (the “Credit Facility”).  The Modification Agreement adjusts the required leverage ratios the Company must maintain and amends the Credit Facility to provide that the Company must meet certain fixed charge coverage ratios, as well as meet a specified fixed charge coverage ratio to make any dividend payments to the Company’s common stock.

On August 8, 2018, Ashford OAINC II Inc., (formerly named Ashford Inc. and incorporated in Maryland) (“Maryland Ashford”) completed the acquisition of Premier, the project management business formerly conducted by certain affiliates of Remington Holdings, LP (“Remington”). In connection with the acquisition of Premier, Maryland Ashford effected a holding company reorganization. The change in holding company organizational structure was effected by a merger, pursuant to which Maryland Ashford became the successor issuer of Old Ashford under Rule 12g-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

On November 6, 2019, Ashford Inc., a Nevada corporation (the “Company”) completed the acquisition of Remington’s Hotel Management business.  In connection with the acquisition of Remington’s Hotel Management business, the Company effected a holding company reorganization. The change in holding company organizational structure was effected by a merger, pursuant to which the Company became the successor issuer of Maryland Ashford under Rule 12g-3 of the Exchange Act.

No other modifications to the Original Form 8-K are being made by this Form 8-K/A. This Form 8-K/A does not modify or update disclosures made in the Original Form 8-K, except as otherwise set forth in this Form 8-K/A.

In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Items 1.01, 2.03 and 9.01 of the Original Form 8-K, as amended by this Form 8-K/A, which form a part of, and should be read together with, the Original Form 8-K, are set forth below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.  The Modification Agreement (as defined below) is filed with this Form 8-K as Exhibit 10.3 and is incorporated herein by reference.  The Credit Facility and the Amendment to the Credit Facility (as defined below) have been previously filed by the Company on a Form 8-K, and are also incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Credit Facility

On March 1, 2018, Ashford Inc. entered into the Credit Facility with Ashford Hospitality Holdings LLC, a subsidiary of the Company (the “Borrower”), Bank of America, N.A., as administrative agent and letters of credit issuer, and the lenders from time to time party thereto.

The Credit Facility is a senior secured revolving credit facility in the amount of $35.0 million, including $5.0 million available in letters of credit, and an accordion feature whereby the aggregate commitments may be expanded to $75.0 million, subject to certain conditions.  The Credit Facility is a three-year interest-only facility with all outstanding principal due at maturity, with a one-year extension option and an extension fee equal to 0.25% of the aggregate commitments.  The proceeds of the Credit Facility may be used for working capital, capital expenditures and other lawful corporate purposes, including property acquisitions; provided, however, no proceeds will be used for investments in business held by Ashford Hospitality Services, LLC or any person that is, or is expected to be, a subsidiary of Ashford Hospitality Services, LLC.

The Credit Facility is guaranteed by the Company and certain subsidiaries of the Company, and secured by: (i) all of the assets of Borrower and each guarantor, (ii) an assignment of proceeds under the advisory agreements with Braemar Hotels & Resorts Inc. (formerly known as Ashford Hospitality Prime, Inc.) and Ashford Hospitality Trust, Inc., and any other similar advisory agreement, (iii) an assignment of the intercompany credit agreement between Borrower and Ashford Hospitality Advisors LLC, and (iv) a pledge of the equity interests in the Borrower and each guarantor.

Borrowings under the Credit Facility will bear interest, at the Borrower’s option, at either LIBOR for a designated interest period plus an applicable margin, or the base rate (as defined as the highest of the Bank of America prime rate, the federal funds rate plus 0.5% or LIBOR plus 1.0%) plus an applicable margin.  The anticipated applicable margin for borrowings under the Credit Facility for LIBOR loans will range from 3.0% to 3.5% per annum and the applicable margin for the base rate loans will range from 2.0% to 2.5% per annum, depending on the ratio of consolidated funded indebtedness to EBITDA of the Company, with the lowest rate applying if such ratio is less than 1.5 to 1.0, and the highest rate applying if such ratio is equal or greater than 2.0 to 1.0.  The Borrower is also required to pay a commitment fee to the lenders assessed on the unused portion of this facility.  A default rate will apply on all obligations in the event of default under the Credit Facility at 2.0% above the otherwise applicable rate.

The Credit Facility contains customary terms, covenants, negative covenants, events of default, limitations and other conditions for credit facilities of this type.  Subject to certain exceptions, the Company and the Borrower are subject to restrictions on incurring additional indebtedness and liens, investments, mergers and fundamental changes, sales or other dispositions of property, dividends and stock redemptions, changes in the nature of the Borrower’s business, transactions with affiliates, burdensome agreements and capital expenditures.

The Company is also subject to certain financial covenants, including: (i) maintaining consolidated tangible net worth not less than 75% of the consolidated tangible net worth as of September 30, 2017 plus 75% of the net equity proceeds of any future equity issuances by the Company; (ii) the ratio of consolidated funded indebtedness that is recourse to Borrower or any guarantor (less unrestricted cash) to consolidated EBITDA, excluding EBITDA attributable to Ashford Hospitality Services, LLC or its subsidiaries (the “Advisory Leverage Ratio”), not exceeding 2.75 to 1.0; (iii) maintaining a ratio of consolidated EBITDA, excluding EBITDA attributable to Ashford Hospitality Services, LLC or its subsidiaries, to consolidated interest charges attributable to consolidated funded indebtedness that is recourse to Borrower or any guarantor not less than 5.0 to 1.0; (iv) the ratio of the consolidated funded indebtedness to consolidated EBITDA of the consolidated parties (the “Consolidated Leverage Ratio”) not exceeding 4.5 to 1.0; and (v) dividend payments or stock repurchases (if any) solely being made with cash available for distribution of the Company and its subsidiaries.

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The Credit Facility includes customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the Credit Facility and accelerate payment of all amounts outstanding thereunder.  If a default occurs and is continuing, the Company will be precluded from making dividends on the Company’s shares of common stock.

First Amendment to the Credit Facility

On March 21, 2018, the Company entered into the First Amendment (the “Amendment”) to the Credit Facility, with the Borrower, Bank of America, N.A., as administrative agent and letters of credit issuer, and the lenders from time to time party thereto.  The Amendment was effective as of March 1, 2018, the date of the Credit Facility.

Pursuant to the Amendment, the financial covenant of consolidated tangible net worth was replaced with the consolidated net worth, and the Company is required to maintain consolidated net worth not less than 75% of the consolidated net worth as of September 30, 2017 plus 75% of the net equity proceeds of any future equity issuances by the Company.

Second Consent, Assumption and Modification Agreement to the Credit Facility

On November 6, 2019, the Company entered into the Modification Agreement to the Credit Facility, with the Borrower, Bank of America, N.A., as administrative agent and letters of credit issuer, and the lenders from time to time party thereto.  The Modification Agreement is effective as of November 6, 2019.

Pursuant to the Modification Agreement, (i) the Advisory Leverage Ratio the Company must maintain was decreased to 2.00 to 1.00; (ii) the Consolidated Leverage Ratio the Company must maintain was decreased to 3.00 to 1.00; (iii) the Consolidated Fixed Charge Coverage Ratio (as defined in the Modification Agreement) the Company must maintain is 1.25 to 1.00, and will increase to 1.50 to 1.00 after March 1, 2021; and (iv) the Company may not declare any dividend payments to its common stock unless the Consolidated Fixed Charge Coverage Ratio is greater than 1.00 to 1.00.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1*

Credit Agreement, dated as of March 1, 2018, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on March 7, 2018) (File No. 001-36400)

10.2*

First Amendment to Credit Agreement, dated as of March 21, 2018, effective as of March 1, 2018, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto (incorporated by reference to Exhibit 99.1 of Form 8-K, filed on March 26, 2018) (File No. 001-36400)

10.3

Second Consent, Assumption and Modification Agreement, dated as of November 6, 2019, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto

*      Previously filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2019

ASHFORD INC.

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President, General Counsel & Secretary

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